UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2022

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On May 20, 2022, OraSure Technologies, Inc. (the “Company”) entered into an employment agreement with Carrie Eglinton Manner, and in connection therewith, the board of directors (the “Board”) of the Company will appoint Ms. Eglinton Manner as the Company’s President and Chief Executive Officer, effective June 4, 2022 (the “Effective Date”). In addition, the Board intends to increase the size of the Board by one seat, and in connection therewith, Ms. Eglinton Manner will be appointed by the Board to serve as a Class I director on the Board as of the Effective Date. Ms. Eglinton Manner will succeed Dr. Nancy J. Gagliano, who has served as the Company’s Interim Chief Executive Officer following the termination of Dr. Stephen S. Tang on March 31, 2022, as previously disclosed. In connection with Ms. Eglinton Manner’s appointment as Chief Executive Officer, Dr. Gagliano will resign, effective June 4, 2022, from her position as the Company’s interim Chief Executive Officer.

Ms. Eglinton Manner, age 48, joins the Company with years of leadership experience across multiple disciplines. Prior to joining the Company, Ms. Eglinton Manner served as Senior Vice President, Advanced & General Diagnostic and Clinical Solutions at Quest Diagnostics since January 2017. Prior to Quest, Ms. Eglinton Manner spent over 20 years in various leadership roles in healthcare businesses at GE Healthcare. From 2009 through 2016, she served as President & CEO of four distinct GE Healthcare global businesses in the areas of diagnostic imaging, lab services and medical devices. She has served as a director of Repligen Corporation since June 2020. Ms. Eglinton Manner holds a B.S. in mechanical engineering from the University of Notre Dame.

In connection with the appointment of Ms. Eglinton Manner as the Company’s President and Chief Executive Officer, the Company and Ms. Eglinton Manner entered into an employment agreement dated May 20, 2022 (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Eglinton Manner’s initial annual base salary will be $700,000 and she will participate in the Company’s annual incentive plan with a target annual incentive amount of at least 100% of her annual base salary. The Employment Agreement also provides that the Company will reimburse Ms. Eglinton Manner for reasonable car service fees incurred to commute between her home and the Company’s offices and, subject to the Company’s policies, other reasonable and necessary expenses incurred in the course of her employment.

As an inducement for Ms. Eglinton Manner to enter into employment with the Company, the Employment Agreement provides that Ms. Eglinton Manner will receive the following equity awards upon her commencement of employment:

(i) a restricted stock (or restricted stock unit) award for a number of shares of the Company’s common stock determined by dividing $4,000,000 by the average closing price of the Company’s common stock for the 20 trading days immediately preceding the grant date (the “Trailing Average Price”), which award will vest on the second anniversary of the Effective Date and is intended to replace compensation from her prior employer that Ms. Eglinton Manner will forfeit to accept employment with the Company;

(ii) a restricted stock (or restricted stock unit) award for a number of shares of the Company’s common stock determined by dividing $1,600,000 by the Trailing Average Price, which award will vest in three equal annual installments, on the first three anniversaries of the Effective Date; and

(iii) a performance-based restricted stock unit award for a target number of shares of the Company’s common stock determined by dividing $1,600,000 by the Trailing Average Price, which award will be subject to the same vesting and performance conditions as are applicable to the 2022 performance-based restricted stock unit awards granted to the Company’s other executive officers.

The foregoing awards will be granted in reliance on the employment inducement exemption provided under Nasdaq Listing Rule 5635(c)(4).

For 2023 and subsequent calendar years, Ms. Eglinton Manner will be eligible to receive annual equity awards under the Company’s long-term incentive policy or plan, as in effect from time to time. It is the Company’s current intention that Ms. Eglinton Manner’s 2023 annual equity awards will be at least equal in value to the awards described in clauses (ii) and (iii) above, and be equally weighted between time- and performance-based components.

The Employment Agreement also provides that, if Ms. Eglinton Manner’s employment with the Company ceases due to a termination by the Company without cause or resignation by her with good reason, in either case not proximate to a change of control (as defined in the Employment Agreement) of the Company, then she will receive: (i) a lump sum cash payment equal to 18 months of her then-current annual base salary, (ii) a lump sum cash payment equal to 150% of her target bonus amount for the year of termination; (iii) subsidized COBRA continuation coverage for up to 18 months, (iv) accelerated vesting of 50% of any outstanding and otherwise unvested time-based awards (other than the Mark Whole Award, which (if not already vested) will then vest in full); and (v) 50% of any outstanding performance-based awards will remain outstanding and vest (or be forfeited) based on actual performance through the end of the applicable performance period.

However, if Ms. Eglinton Manner’s employment with the Company ceases due to a termination by the Company without cause or resignation by her with good reason (as defined in the Employment Agreement), in either case within 60 days prior or 18 months following a change of control of the Company, then in lieu of the severance benefits described above, she will receive: (i) a lump sum cash payment equal to 24 months of her then-current annual base salary; (ii) a lump sum cash payment equal to 200% of her target bonus amount for the year of termination; (iii) subsidized COBRA continuation coverage for up to 18 months; (iv) accelerated vesting of all outstanding and otherwise unvested time-based awards; and (v) any outstanding performance-based awards will remain outstanding and vest (or be forfeited) based on actual performance through the end of the applicable performance period (but at not less than the target performance level, if the cessation of her employment occurs on or following the change of control).

Any severance benefit payable under the Employment Agreement will be subject to Ms. Eglinton Manner’s timely execution and non-revocation of a release of claims.

Ms. Eglinton Manner will also be bound by confidentiality, intellectual property assignment and restrictive covenants (including an agreement not to compete with the Company or its affiliates, and not to solicit the employees and customers of the Company and its affiliates, during her employment and for 18 months thereafter). Finally, Ms. Eglinton Manner will be entitled to indemnification for her acts and omissions as an officer, director or agent of the Company to the full extent authorized by applicable law, and to directors’ and officers’ insurance coverage.

The above description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

No family relationship exists between Ms. Eglinton Manner and any of the Company’s directors or executive officers. There are no arrangements or understandings between Ms. Eglinton Manner and any other person pursuant to which Ms. Eglinton Manner was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Ms. Eglinton Manner had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

On May 23, 2022, the Company issued a press release announcing the appointment of Ms. Eglinton Manner as its President and Chief Executive Officer. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Resignation of Named Executive Officer

On May 23, 2022, Kathleen G. Weber, who currently serves as the Company’s President of Molecular Solutions, notified the Company of her intention to resign from the Company. Pursuant to the terms of her employment agreement, Ms. Weber’s resignation is currently planned for August 21, 2022.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Employment Agreement, dated May 20, 2022 between OraSure Technologies, Inc. and Carrie Eglinton Manner

99.1	Press Release dated May 23, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: May 26, 2022	By:	/s/ Scott Gleason
Scott Gleason
Interim Chief Financial Officer and Senior Vice President, Investor Relations and Corporate Communications

4